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                                                                  Exhibit 3.2(a)

                            UNANIMOUS WRITTEN CONSENT

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                     ROLLER BEARING COMPANY OF AMERICA, INC.

         The undersigned, being all of the members of the Board of Directors of Roller Bearing Company of America, Inc., a Delaware corporation (the "Corporation"), hereby adopt the following resolutions by Unanimous Written Consent in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, and direct that the Secretary of the Corporation place a copy of this Unanimous Written Consent in the minute books of the Corporation:

         WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to amend the Bylaws of the Corporation with respect to the indemnification of the directors, employees and agents of the Corporation; and

         WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to expand the number of directors of the Corporation to six (6) and to add Robert Anderson as a director of the Corporation.

         NOW, THEREFORE, BE IT:

         RESOLVED, that Section 7.01 of the Bylaws of the Corporation is hereby amended and restated in full as follows:

         SECTION 7.01 Liability and Indemnification. In addition to the limitation of liability and other rights set forth in the Corporation's Certificate of Incorporation:

                  (a) The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

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         Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to pay such amounts if it is ultimately determined that he is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (b) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exits or may hereafter be amended.

                  (c) Any repeal or modification of paragraph (b) of this
         Section 7.01 shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         ; and be it further

         RESOLVED, that the number of directors of the Board of Directors is hereby increased from five (5) to six (6) and Robert Anderson is hereby nominated and elected to serve as a member of the Board of Directors, to serve in such capacity until his successor shall have been duly elected and shall have been qualified.



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         IN WITNESS WHEREOF, the undersigned have executed this Unanimous
Written Consent as of this _____ day of June, 1998.

                                         /s/  Michael J. Hartnett
                                         ----------------------------------
                                         Michael J. Hartnett

                                         /s/  Mitchell Quain
                                         ----------------------------------
                                         Mitchell Quain

                                         /s/  William E. Myers, Jr.
                                         ----------------------------------
                                         William E. Myers, Jr.

                                         /s/  Kurt B. Larsen
                                         ----------------------------------
                                         Kurt B. Larsen

                                         /s/  Stephen A. Kaplan
                                         ----------------------------------
                                         Stephen A. Kaplan



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